EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Phoenix Multi-Portfolio Fund
File Number: 811-5436
Registrant CIK Number: 0000826737

Sub-Item 77Q3

Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 73B, 73C, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:


72DD1/72DD2-
Series 3
 - Class A $786, Class B $48, Class C $18.
Series 6
 - Class A  $7,256, Class B $116, Class C $198, Class I $47
Series 7
 - Class A $1079, Class B $207, Class C $33


73A1/73A2-
Series 3
 - Class A $0.13, Class B $0.094 and Class C $0.094
Series 6
 - Class A $0.198, Class B $0.062, Class C $0.06 Class I $0.147
Series
 7 - Class A $0.262, Class B $0.229 Class C $0.229


74U1/74U2-
Series 3
 - Class A 6,015,  Class B 475, Class C 168.
Series 6
 - Class A 37,521, Class B 1,768, Class C 3,323, Class I $479
Series 7
 - Class A 4,606, Class B 797, Class C 145.


74V1/74V2-
Series 3
 - Class A $15.42, Class B $14.12, Class C $14.08
Series 6
 - Class A $36.76, Class B $36.33, Class C $36.70, Class I $36.77
Series 7
 - Class A $9.00, Class B $8.77, Class C $8.83.